EXHIBIT 99.18


                              1995
                  INCENTIVE STOCK OPTION PLAN
                               OF
                 CONTROL RESOURCES CORPORATION
                 -----------------------------
       (As Amended and Restated Effective August 1, 1996


           1.    Purpose.  The purpose of this Plan is to promote
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the interests of CONTROL RESOURCES CORPORATION (the Company) and its stockholders by providing an incentive to certain key employees of the Company to continue in their employment and also to afford them the opportunity to acquire or enlarge their stock ownership in the Company in order that they may have a direct interest in its success. The Plan is intended to constitute a plan under which incentive stock options (Stock Options) may be granted pursuant to Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the Code).

          2.   Administration.  The Plan shall be administered by
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a  committee  appointed by the Board of Directors of the Company
(the Board), to be known as the Stock Option Plan Committee (the Committee). The Committee shall consist of not less than three persons appointed by the Company's Board of Directors, none of whom shall be eligible to participate in the Plan. The Committee shall make recommendations periodically to the Board with respect to the key employees who shall participate in the Plan and the extent of their participation.

          The interpretation by the Committee or the Board of any provisions of the Plan or any Stock Option granted hereunder shall be final. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

            3.    Eligibility.   The  individuals  who shall  be
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eligible  to participate in the Plan shall be such key employees
(including officers who may also be directors) of the Company as the Board shall determine from time to time. Directors who are members of the Committee or who are not regular employees of the Company will not be eligible to participate in the Plan. Except as provided in Section 6(i) of this Plan, an employee shall be eligible to participate in the Plan as prove only if such employee, at the time the Stock Option is granted, does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation. When used herein, the terms parent and subsidiary corporations shall have the meanings set forth in paragraphs (e) and (f), respectively, of Section 424 of the Code.

           4.    Stock.  The stock subject to Stock Options shall
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be  shares  of  the Company's authorized Common Stock  which are unissued or have been reacquired by the Company (the Common Stock
).   The  total number of shares of Common Stock on  which Stock
Options may be granted shall not exceed in the aggregate 350,000, provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 6(k)
hereof.   In the event that any outstanding Stock Option granted
under the Plan shall for any reason expire or terminate prior to the end of the period during which Stock Options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such Stock Option may again be shares on which Stock Options may be granted under the Plan.

           5.    Term  of  the  Plan.  No Stock Option shall  be
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granted  under the Plan after October 1, 2005, but Stock Options theretofore granted may be exercisable after such date.

          6.    Terms and Conditions of the Stock Options. All
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Stock  Options  granted  under the Plan  shall  be evidenced  by agreements in such form as the Committee shall, from time to time, approve, which agreements shall comply with and be subject to the following terms and conditions:

               (a)  Option Price.  Each Stock Option shall state
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an  option  price (the Option Price determined by  the Committee which shall not be less than 100% of the fair market value per share of Common Stock on the date the Stock Option is granted but in no event shall be less than the par value thereof. The fair market value per share of Common Stock shall be determined in good faith by the Committee at least annually or at such shorter intervals as may be necessary in order to comply with Section 422
(b) (4) of the Code. The Committee shall have the power (but shall not be obligated) to retain independent appraisers for the purpose of determining the fair market value of the Company's Common Stock.
                (b)   Term  of  Stock Option.  Each Stock  Option
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shall state the date of its expiration which in no event shall be in excess of ten years from the date of grant.

                (c)   Number of Shares.  Each Stock Option shall
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state  the  total  number of shares which may be  purchased upon exercise thereof.

                (d)   Exercise  of Stock Option.  To exercise  a
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Stock  Option,  the  option holder (the  Optionee  )  shall give written notice to the Company specifying the number of shares to be purchased. The Board or the Committee may in its discretion provide in each Stock Option that such Stock Option may not be exercised in whole or in part for any period of time. Except as may be so provided and subject to the provisions of Section 60) hereof, any Stock Option may be exercised in whole at any time or in part from time to time during its term in minimum amounts of 5,000 shares of Common Stock or, in the event that less than 5,000 shares of Common Stock remain available to be exercised pursuant to the Stock Option, the balance of shares of Common Stock remaining to be exercised.

                (e)   Payment of Shares.  The written notice  of
                ------------------------
exercise specified in Section 6(d) shall be accompanied by payment of the full purchase price therefor. The purchase price shall be paid in full in United States dollars by check made payable to the order of the Company.

                (f)   Governmental  Compliance.   The  Plan, the
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granting  of any Stock Options and the obligation of the Company to  issue and deliver shares of Common Stock upon exercise of any
Stock   Option   shall  be  subject  to  all   applicable laws,
regulations, rules, orders and approvals which shall then be in effect and required by governmental entities.

               (g)  Non-Transferability of Stock Options. During
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the  lifetime  of the Optionee, the Stock Option granted  to him shall be exercisable only by him. No Stock Option shall be assignable or transferable otherwise than by will or laws of descent and distribution.

               (h)  Limitation on Amount of Grant.  To the extent
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that  the aggregate fair market value (determined as of the time the incentive stock option with respect to such stock is granted) of stock with respect to which incentive stock options (as defined in Section 422(b) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any of its parent and subsidiary corporations) exceeds $100,000, such incentive stock options shall be treated as Stock Options which are not incentive stock options. This paragraph shall be applied by taking incentive stock options into account in the order in which they were granted.

                (i)  Ten Percent Shareholders.  If a Stock Option
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is  granted  to  an employee owning more than 10%  of  the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation at the time of such grant, such Stock Option shall provide that the percentage specified in Section 6(a) of the Plan be at least 110% and the term of the Stock Option specified in Section 6(b) of the Plan be reduced to not more than five years from the date of grant.

                (j)  Termination of Employment.  Unless otherwise
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agreed  to  by  the  Company, in the event  that  the Optionee's employment with the Company or any subsidiary of the Company shall terminate for any reason other than good cause, his Stock Option shall terminate thirty days thereafter and the Optionee shall have the right, with respect to any shares available for purchase during such thirty day period, subject to the provisions of Sections 6(b) and 6(d) hereof, to exercise his Stock Option at any time within such thirty day period; provided, however, that if the Optionee shall die while in the employ of the Company, his Stock Option shall terminate six months thereafter and his estate, personal representative or beneficiary shall have the right, subject to the provisions of Sections 6(b) and 6(d) hereof, to exercise his Stock Option at any time within said six month period. This Stock Option shall terminate and be of no force or effect in the event that the Optionee's employment by the Company is terminated for good cause. Whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for the purposes of
the   Plan   shall   be  determined  by  the   Committee, which
determination, unless overruled by the Board, shall be final and
conclusive.   An  Optionee's  employment  shall  be   deemed to
terminate   immediately  if  the  Optionee  is  employed by   a
corporation which ceases to be a subsidiary of the Company and the Optionee is not thereupon transferred to and employed by the Company or another subsidiary of the Company.

               (k)  Recapitalization.  The total number of shares
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of  Common  Stock on which Stock Options may be granted hereunder as provided in Section 4 hereof, the number of shares which may be purchased upon exercise of each outstanding Stock Option, and the Option Price of each outstanding Stock Option shall each be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (for any reason including, without limitation, a subdivision or consolidation of shares or other capital adjustment or a stock dividend). The number of shares which may be purchased upon exercise and the Option Price of each outstanding Stock Option shall also be appropriately adjusted upon the issuance of Common Stock by the Company at less than the fair market value per share of Common Stock last determined in good faith by the Committee prior to such issuance.

                (l)   Rights as a Stockholder.  An Optionee
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shall have no rights as a stockholder with respect to shares covere d byhis Stock Option until the date of the issuance of shares to him upon exercise of his Stock Option and only after such shares are fully paid.

                 (m)    Other   Provisions.   The  Stock Option
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agreements  shall contain such other provisions as the Committee shall deem advisable.

          7.   Discontinuance or Amendment of the Plan.  The Plan
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may be determined or amended by the Board at any time as it shall deem advisable, including any amendments required to comply with the provisions of Section 422 of the Code or the regulations promulgated thereunder; provided that no amendment to thePlan shall be made, which would, without approval of stockholders, (i) increase the total number of shares for which Stock Options may be granted hereunder, (ii) change the class of persons eligible to receive Stock Options as set forth in Section 3 here of, (iii) reduce the minimum Option Price or (iv) extend the term of the
Plan.   No  amendment or discontinuance of the Plan may, without
the consent of the Optionee to whom a Stock Option shall theretofore have been granted, adversely affect his rights under such Stock Option.

          8.   Application of Proceeds.  The proceeds received by
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the  Company  from  the sale of Common Stock  pursuant  to Stock
Options shall be available for general corporate purposes.

           9.    No  Obligation  to Exercise Stock  Option. The
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granting of a Stock Option  shall impose no obligation upon the Optionee to exercise  the same in whole or in part.

           10.   Effective  Date  of Plan.   The  Plan shall  be
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effective October 1, 1995.  The Plan was amended and restated  by the Board effective August 1, 1996.